UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2022

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW			800	232-6643
			Washington,	DC	20005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)			(Registrant’s telephone number, including area code)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 28, 2022, Fannie Mae (formally, the Federal National Mortgage Association) appointed Priscilla Almodovar as Chief Executive Officer and a member of the Board of Directors of the company. Ms. Almodovar’s appointment will be effective as of December 5, 2022. As of the date of this filing, the Board committees on which Ms. Almodovar will serve have not been determined.
Ms. Almodovar, age 55, has served as President and Chief Executive Officer of Enterprise Community Partners, Inc. (“Enterprise”), which invests in communities nationwide to address affordable housing challenges and expand access to investment capital, since September 2019. Ms. Almodovar will leave Enterprise prior to joining Fannie Mae. Ms. Almodovar previously was a Managing Director at JPMorgan Chase, Inc. from January 2010 to September 2019, where she led national real estate businesses that focused on commercial real estate and on community development. Prior to joining JPMorgan Chase, from January 2007 to December 2009, Ms. Almodovar was the President and Chief Executive Officer of New York state's housing finance and mortgage agencies. In 2015, Ms. Almodovar also served as the co-chair of the New York State Health Innovation Council, an advisory body of the New York State Department of Health. Ms. Almodovar began her career at the global law firm, White & Case LLP, where as an equity partner she specialized in international project finance and capital markets. Ms. Almodovar has served on the Board of Directors of Realty Income, Inc., a real estate investment trust, since November 2021, where she serves on the Board’s Audit Committee. She previously served on the Board of Directors and Audit Committee of VEREIT, Inc., which was acquired by Realty Income, Inc., from February to November 2021.
Fannie Mae has business relationships with Enterprise or entities Enterprise owns or in which Enterprise has an interest. These relationships include the following:
•LIHTC equity investments. Fannie Mae has made and expects in the future to make equity investments in low-income housing tax credit (“LIHTC”) funds for which a subsidiary of Enterprise serves as the LIHTC syndicator and fund manager. For the year ending December 31, 2022, Fannie Mae anticipates committing investments of approximately $150 million in such LIHTC funds, of which over $50 million was funded through August 31, 2022. Fannie Mae made no such investments in 2021. Enterprise’s subsidiary receives syndication fees from LIHTC funds at the time of the original investment and ongoing asset management fees relating to managing investments of these LIHTC funds.
•Affordable loan purchases. Fannie Mae purchases loans that support affordable housing through various lenders. In some cases, Enterprise, in its capacity as a LIHTC syndicator and fund manager, has invested in and manages a LIHTC fund that has a limited partnership interest in the underlying borrower for a loan purchased by Fannie Mae.
•DUS lender relationship. Enterprise owns a controlling interest in Bellwether Enterprise Real Estate Capital, LLC (“Bellwether”), which is a Fannie Mae Delegated Underwriting and Servicing (“DUS®”) lender. Fannie Mae regularly enters into transactions with Bellwether in the ordinary course of this business relationship, including securitizations of multifamily mortgage loans and trades in multifamily Fannie Mae mortgage-backed securities. As a DUS lender, Bellwether receives servicing fees from the borrower in connection with such loans and is obligated to share in the loss of any loan that it delivers to Fannie Mae that subsequently defaults. As of August 31, 2022, Fannie Mae held less than $10 billion in loans acquired from and serviced by Bellwether, measured by unpaid principal balance.
•Consulting and advisory services; conference sponsorship. Enterprise provides certain consulting and advisory services to Fannie Mae relating to multifamily housing and also hosts conferences on affordable housing issues. In 2021 and the first eight months of 2022, Fannie Mae paid Enterprise approximately $650,000 in connection with these services and conference sponsorship.
Fannie Mae’s relationships with Enterprise and Enterprise-related entities are customary arms’-length commercial relationships, comparable to those that Fannie Mae has with other participants in the multifamily mortgage industry. We believe Fannie Mae’s transactions with Enterprise and its related entities contributed to less than 15% of Enterprise’s 2021 revenue. A portion of Ms. Almodovar’s 2021 compensation from Enterprise was based on Enterprise’s performance, and Ms. Almodovar may receive performance-based compensation for 2022 as well.
Ms. Almodovar’s direct compensation as Fannie Mae’s Chief Executive Officer will consist solely of base salary at an annual rate of $600,000. Ms. Almodovar will also be eligible to receive employee benefits, as described in Fannie Mae’s annual report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2022. In connection with Ms. Almodovar’s appointment as Fannie Mae’s

Chief Executive Officer, she has been offered benefits under Fannie Mae’s relocation plan. These benefits are conditioned on Ms. Almodovar’s continued employment with Fannie Mae for a minimum of 18 months from her start date as Chief Executive Officer. She must reimburse Fannie Mae 100% of these benefits paid to her if her employment terminates (either voluntarily or involuntarily due to misconduct) within 12 months, or 50% if her employment terminates from the 13th through the 18th month. Ms. Almodovar will not receive any additional compensation for her service as a director.
Fannie Mae expects to enter into an indemnification agreement with Ms. Almodovar, the form of which was filed as Exhibit 10.3 to our annual report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 14, 2019.
In connection with Ms. Almodovar’s appointment as Chief Executive Officer and a member of the Board of Directors, David C. Benson will step down as interim Chief Executive Officer and a member of the Board of Directors, effective December 5, 2022. Mr. Benson will continue to serve as Fannie Mae’s President.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Wells M. Engledow
Wells M. Engledow
Enterprise Deputy General Counsel—Senior Vice President
Date: September 29, 2022
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